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                                                                   EXHIBIT 10.24

                                 AMENDMENT NO. 1

                                       TO

                           WYNN'S INTERNATIONAL, INC.

                             1999 STOCK AWARDS PLAN


        WHEREAS, Wynn's International, Inc. (the "Company") maintains the Wynn's International, Inc. 1999 Stock Awards Plan (the "Plan"); and

        WHEREAS, pursuant to Section 6.5(a) of the Plan, the Board of Directors of the Company (the "Board") has the authority to amend the Plan; and

        WHEREAS, the Company desires to amend the Plan to reflect recent resolutions adopted by the Board of Directors;

        NOW, THEREFORE, the Plan is hereby amended, effective as of April 28, 1999, as follows:

        1. Section 4.1 of the Plan is deleted in its entirety and replaced with the following new Section 4.1:

            "4.1 GRANTS.

               "The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of Shares to be issued to the Participant, the date of such issuance, the consideration for such Shares to be paid by the Participant (which consideration shall be an amount that is not less than the par value of the Shares), the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the Shares prior to vesting, and the restrictions (which may

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        be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such Shares and the conditions of release or lapse of such restrictions. Except as permitted by Section 4.4, such restrictions shall not lapse earlier than (i) three (3) years after the Award Date in the case of Restricted Stock Awards that have restrictions based solely on the passage of time, and (ii) one (1) year after the Award Date in the case of Restricted Stock Awards that have restrictions based on performance criteria. Stock certificates evidencing Restricted Shares shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such Shares shall have lapsed and the Shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions."

        2. There shall be added to the Plan a new Section 4.4 as follows:

            "4.4 CERTAIN RESTRICTED STOCK AWARDS.

               "For so long as the Committee is comprised solely of `outside directors' under Section 162(m) of the Code and `non-employee directors' within the meaning of Rule 16b-3, the Committee shall be authorized to:

                     (i) Notwithstanding Section 4.1, grant Restricted Stock
               Awards that have restrictions that lapse earlier than three (3) years after the Award Date in the case of Restricted Stock Awards that have restrictions based solely on the passage of time, and earlier than one (1) year after the Award Date in the case of Restricted Stock Awards that have restrictions based on performance criteria, or

                     (ii) Notwithstanding Section 6.5(c), waive any condition of or limitation on any Restricted Stock Award,

        provided that the aggregate number of Shares subject to such Restricted Stock Awards as to which the Committee exercises such authority does not exceed 10% of the total number of Shares authorized to be issued under the Plan as of the date the Committee exercises such authority."

        3. Section 6.5(b) is deleted in its entirety and replaced with the following new Section 6.5(b):

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               "(b) STOCKHOLDER APPROVAL. To the extent then required under
        Sections 162, 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval. In addition, stockholder approval shall be required for any and all amendments to the Plan that would (i) materially increase the benefits to Participants under the Plan, (ii) increase the aggregate number of Shares issuable under the Plan, or (iii) modify the requirements as to eligibility to participate in the Plan."

        4. Section 6.5(c) is deleted in its entirety and replaced with the following new Section 6.5(c):

               "(c) AMENDMENTS TO AWARDS. Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award. Notwithstanding the foregoing, neither the Committee nor the Board shall be authorized to waive any condition of or limitation on any Restricted Stock Award, except as permitted by Section 4.4."

        IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment No. 1 as of April 28, 1999.

                                            WYNN'S INTERNATIONAL, INC.



                                            By:      /s/ WENDY K. NISHIKAWA
                                                --------------------------------
                                                            Secretary


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